Exhibit 99.1

WORLDSPACE(R) Announces Voluntary Lock-Up Agreements By Senior Management

SILVER SPRING, Md., Jan. 30 /PRNewswire-FirstCall/ — WORLDSPACE, Inc. (Nasdaq: WRSP), one of the world leaders in satellite-based digital radio services, today announced that it has entered into new lock-up agreements extending through December 31, 2006 covering all shares held by Noah Samara and the other members of the Company’s senior management and certain shares held by its directors and certain of its significant stockholders. The new lock-up agreements cover an aggregate of 34.1 million shares of the Company’s common stock, including 4.1 million shares of Class A Common Stock and 17.4 million shares of Class B Common Stock and 12.6 million shares of Class A Common Stock issuable upon the exercise of outstanding options. The agreements effectively extend from January 30, 2006 to December 31, 2006, with respect to such shares, lock-ups entered into in connection with the Company’s initial public offering (IPO) on August 3, 2005.

The Company stated that, after giving effect to the new lock-ups, a total of 2.5 million shares that were subject to the IPO lock-ups but which will not be subject to the new lock-ups will become tradeable on January 31, 2006. An additional 1.0 million option shares held by employees which would otherwise become tradeable on January 31, 2006 are tradeable solely, in accordance with Company policies, at periodic windows of which the next is in March 2006. 3.9 million further shares or option shares which will not be subject to the December 31, 2006 lock-ups, but which are subject to other contractual or securities law restrictions extending past January 31, 2006, will become tradeable at various times between August 2006 and January 2007. The Company also stated that it was discussing with certain stockholders and optionholders who have not entered into additional lock-ups extending past January 30, 2006, possible ways in which the Company could assist them in selling their shares in an orderly fashion if they elected to do so.

The shares subject to the new December 31, 2006 lock-up include all 17.4 million outstanding shares of Class B Common Stock controlled by Noah Samara, the Company’s Chairman and Chief Executive Officer. The Company anticipates that the Class B Common Stock will be exchanged within the next 30 days for an equal number of shares of Class A Common Stock, which will be listed on The Nasdaq National Stock Market but will remain fully subject to the new lock-up that extends to December 31, 2006.

About WORLDSPACE(R)

WORLDSPACE, Inc. (Nasdaq: WRSP) is the world’s only global media and entertainment company positioned to offer a satellite radio experience to consumers in more than 130 countries with five billion people, driving 300 million cars. WORLDSPACE delivers the latest tunes, trends and information from around the world and around the corner. WORLDSPACE subscribers benefit from a unique combination of local programming, original WORLDSPACE content and content from leading brands around the globe including the BBC, CNN, Virgin Radio UK, NDTV and RFI. The WORLDSPACE satellites cover two-thirds of the globe with six beams. Each beam is capable of delivering up to 80 channels of high quality digital audio and multimedia programming directly to WORLDSPACE Satellite Radios anytime and virtually anywhere in its coverage area. WORLDSPACE is a pioneer of satellite-based digital radio services (DARS) and was instrumental in the development of the technology infrastructure used today by XM Satellite Radio. For more information, please visit http://www.worldspace.com.

Forward-looking Statements

This press release may contain certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations or beliefs about future events and financial, political and social trends and assumptions it has made based on information currently available to it. WORLDSPACE cannot assure that any expectations, forecasts or assumptions made by management in preparing these forward-looking statements will prove accurate, or that any projections will be realized. Such forward-looking statements may be affected by inaccurate assumptions or by known or unknown risks or uncertainties. Actual results may vary materially from those expressed or implied by the statements herein. Forward-looking statements contained herein speak only as of the date of this release. WORLDSPACE does not undertake any obligation to update or revise publicly any forward-looking statements, whether to reflect new information, future events or otherwise.

SOURCE WORLDSPACE, Inc.

CONTACT: Media: Judith Pryor, 1-301-960-1242, jpryor@worldspace.com, or Investors: Yuri Brodsky, 1-301-960-1260, ybrodsky@worldspace.com, both of WORLDSPACE, Inc.